Exhibit 77(q)(1)

                                    EXHIBITS

(b) The text of each Portfolio's investment policies complying with Rule 35d-1 is substantially similar to the description contained in Item 77D above.

(e)(1) Form of Investment Management Agreement between the Registrant and ING Investments, LLC - filed as an exhibit to Post-Effective Amendment No. 18 to the Registrant's Form N-1A Registration Statement on April 19, 2002 and incorporated herein by reference.

(e)(2) Form of Sub-Advisory Agreement between ING Investments, LLC and Aeltus Investment Management, Inc. - filed as an exhibit to Post-Effective Amendment No. 18 to the Registrant's Form N-1A Registration Statement on April 19, 2002 and incorporated herein by reference.

(e)(3) Form of Interim Sub-Advisory Agreement between ING Investments, LLC and AIC Asset Management, LLC, with respect to the ING VP Technology Portfolio - filed as an exhibit to Post-Effective Amendment No. 18 to the Registrant's Form N-1A Registration Statement on April 19, 2002 and incorporated herein by reference.